Exhibit 10.7.1

FIRST AMENDMENT

TO

AMENDMENT AGREEMENT

This First Amendment to Amendment Agreement (this “Amendment”) is entered as of May 5, 2022, by and among Vinco Ventures, Inc., a Nevada corporation (“Vinco”), Hudson Bay Master Fund Ltd. or its nominees (the “Buyer”) and Cryptyde, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Vinco, the Buyer and the Company entered into the Amendment Agreement (the “Amendment Agreement”) dated as of November 11, 2021.

B. Vinco, the Buyer and the Company desire to amend the Amendment Agreement to remove Section 1(d)(2) from Exhibit A, “Form of Warrant”, attached to the Amendment Agreement.

C. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to such terms in the Amendment Agreement.

D. Based on the Recitals set forth above and the promises contained herein, the parties agree as follows:

AMENDMENTS

1. Amendment to Exhibit A of the Amendment Agreement. Exhibit A, entitled “Form of Warrant”, is hereby amended effective as of the date of the Amendment Agreement by removing Section 1(d)(2) in its entirety.

2. Confirmation of Amendment Agreement. The parties hereby confirm that, except to the extent specifically amended hereby, the provisions of the Amendment Agreement shall remain unmodified and the Amendment Agreement as so amended is hereby confirmed as being in full force and effect.

3. Miscellaneous. This Amendment and the Amendment Agreement as amended hereby shall be binding upon and shall inure to the benefit of the parties to the Amendment and the Amendment Agreement and their respective successors.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BUYER:

HUDSON BAY MASTER FUND LTD

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory

COMPANY:

CRYPTYDE, INC.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	President and CEO

VINCO:

VINCO VENTURES, INC.

By:	/s/ Philip Jones
Name:	Philip Jones
Title:	Chief Financial Officer